                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                           APROPOS TECHNOLOGY, INC.

          The original Articles of Incorporation of Apropos Technology, Inc. were filed with the Secretary of State of Illinois on April 17, 1989. The name of the Corporation under which it was originally incorporated was Teledata Solutions, Inc. The original Articles of Incorporation were amended on June 13, 1997 to change the Corporation's name to Apropos Technology, Inc. This Amended and Restated Articles of Incorporation not only restates and integrates the original Articles of Incorporation and all amendments thereto, but also includes amendments adopted by the shareholders of Apropos Technology, Inc. on the date hereof. This Amended and Restated Articles of Incorporation was duly adopted in accordance with the applicable provisions of Sections 10.20 and 7.10 of the Illinois Business Corporation Act of 1983, as amended and shall become effective upon filing with the Secretary of State of the State of Illinois. Each of the Articles contained in this Amended and Restated Articles of Incorporation, except the First, have been both amended and restated.

          FIRST:  The name of the Corporation is Apropos Technology, Inc.
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          SECOND:  The Corporation's registered office in the State of Illinois
          ------
is located at 208 S. LaSalle Street, Chicago, Illinois, 60604 in the County of Cook and CT Corporation System is the Corporation's registered agent at such address.

          THIRD:  The duration of the Corporation is perpetual.
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          FOURTH:  The purpose for which the Corporation is organized is to
          ------
carry on and to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended.

          FIFTH:  Paragraph 1:  The aggregate number of shares which the
          -----
Corporation is authorized to issue is 65,000,000 divided into two classes. The designations of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

------------------------------------------------------------------------------------------------
                                                                         Par value per share or
 Class                    Series (if any)            No. of Shares        statement that shares
                                                                          are without par value
------------------------------------------------------------------------------------------------
Common                  None                           60,000,000                     $.01
------------------------------------------------------------------------------------------------
Preferred               Issuable in series as           5,000,000                     $.01
                        determined by Board of
                        Directors
------------------------------------------------------------------------------------------------

No holder of Preferred Shares or Common Shares of the Corporation shall be entitled to cumulate votes in any matter brought to a vote of the shareholders including the election of directors.

          Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                PREFERRED SHARES
                                ----------------

          1. Authority is hereby vested in the Board of Directors (by adoption of a resolution and filing and recording of a statement in accordance with the laws of the State of Illinois) to divide any or all of the authorized Preferred Shares into series and, within the limitations provided by law, to fix and determine:

               (a) The rate per annum, if any, at which the holders of shares of any series shall be entitled to receive dividends out of any funds of the Corporation at that time legally available for dividends and as declared by the Board of Directors;

               (b) The price or prices and other terms and conditions, if any, on which shares of any series of Preferred Shares shall be redeemed;

               (c) The amount or amounts per share payable on the Preferred Shares in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

               (d) Sinking fund provisions, if any, for the redemption or purchase of shares of any such series;

               (e) The terms and conditions on which shares of any series may be converted into shares of another class, if the shares of any series are issued with the privilege of conversion; and

               (f) The limitation or denial of voting rights, or the grant of special voting rights for any series.

          2. The Board of Directors may increase the number of shares designated for any existing series by a resolution adding to such series authorized and unissued Preferred Shares not designated for any other series.

                                 COMMON SHARES
                                 -------------

          1. The holders of Common Shares shall be entitled to vote as provided by law.

          2. The holders of Common Shares are entitled to receive dividends when and as declared by the Board of Directors, and after provision for all dividends on the Preferred

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Shares as hereinabove set forth, provided no dividend shall be declared or paid hereunder unless it is declared and paid at the same time and in the same manner on all outstanding Common Shares.

          3. None of the Common Shares of the Corporation shall be subject to mandatory redemption.

                               PREEMPTIVE RIGHTS
                               -----------------

     Except for the conversion of Preferred Shares as may be determined by the Board of Directors, no holder of shares of any class of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, or any other securities convertible into or evidencing or accompanied by any right to subscribe for, purchase or acquire shares of stock of any class of the Corporation, whether such shares be hereby or hereafter authorized; all additional shares may be sold for the consideration, at the time, and to the person or persons as the Board of Directors may from time to time determine, subject to the limitations hereinabove set forth.

                                  STOCK SPLIT
                                  -----------

     Notwithstanding anything in these Amended and Restated Articles of Incorporation to the contrary, each Common Share of the Corporation issued and outstanding immediately prior to the effective date of these Amended and Restated Articles of Incorporation shall be automatically converted, without further action, into 1.75 Common Shares authorized herein. On such effective date, outstanding certificates representing Common Shares shall thereafter automatically be deemed to represent certificates for the number of Common Shares determined as set forth in the preceding sentence; provided, however, that the holders thereof shall be entitled to present such certificates to the Corporation for replacement with certificates reflecting the number of Common Shares into which the shares have been converted.

          SIXTH:  The number of Directors shall be fixed in the manner provided
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by the By-laws. The By-laws may establish a variable range for the size of the
Board of Directors by prescribing a minimum and maximum number of directors. If the Board of Directors is to consist of six or more members, the Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. The initial members of Class I shall be Patrick K. Brady and Ian M. Larkin and they shall hold office for a term to expire at the annual meeting of the shareholders to be held in 2001; the initial members of Class II shall be Maurice A. Cox, Jr. and Keith L. Crandell and they shall hold office for a term to expire at the annual meeting of the shareholders to be held in 2002; and the initial members of Class III shall be Kevin G. Kerns and George B. Koch and they shall hold office for a term to expire at the annual meeting of the shareholders to be held in 2003, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 2001, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors

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they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election and until their respective successors are duly elected and qualified.

          SEVENTH:  Special meetings of the shareholders, for any purpose or
          -------
purposes (except to the extent otherwise provided by law or these Amended and Restated Articles of Incorporation), may only be called by the President or the Board of Directors.

          EIGHTH:  In the event the Board of Directors of the Corporation shall,
          ------
by resolution adopted by a majority of the Directors then in office, recommend to the shareholders the adoption of an amendment to these Amended and Restated Articles of Incorporation, the shareholders of record holding a majority of the total voting power of all then outstanding shares entitled to vote in the election of Directors of the Corporation, voting as a single class (unless otherwise required by law), may so amend these Articles of Incorporation.

          NINTH:  In furtherance and not in limitation of the powers conferred
          -----
by the laws of the State of Illinois, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the By-laws of the Corporation in any respect not inconsistent with the laws of the State of Illinois or with these Amended and Restated Articles of Incorporation.

          TENTH:  The books of the Corporation may be kept at such place within
          -----
or without the State of Illinois as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

          ELEVENTH:  A Director of the Corporation shall not be personally
          --------
liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

          If the Illinois Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of the Corporation's Directors shall be eliminated or limited to the full extent authorized by the Illinois Business Corporation Act, as so amended.

          Any repeal or modification of this Article shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

          TWELVTH:  As of the date of adoption of these Amended and Restated
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Articles of Incorporation, 1,969,183 Common Shares of the Corporation are
outstanding, 1,242,858 Shares of Series A convertible preferred stock are outstanding, 1,599,888 shares of Series B convertible preferred stock are outstanding, 1,152,737 shares of Series C convertible preferred stock are outstanding and the Corporation's paid-in-capital is $16,201,250.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Articles of Incorporation to be signed by its duly authorized officers this ___ day of _____________, 2000.

Attest:                             APROPOS TECHNOLOGY, INC.

________________________________    By:  ________________________________
Secretary                           Its:  ________________________________

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